UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 28, 2008
Date of Report (Date of earliest event reported)

EV Transportation, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-137098	95-4862281
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)	Identification No.)

5500 West Century Boulevard, Los Angeles, California 90045
(Address of principal executive offices)
(Zip Code)

(310) 215-3201
Registrant’s telephone number, including area code

660 Newport Center Drive Ste. 720
Newport Beach, California 92660
(Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events -

 The Company under its Forbearance Agreement with Amalgamated Bank was required to return or sell all of the Company’s rental fleet that were financed by and served as collateral for the Company’s indebtedness with Amalgamated. The requirement was completed by November 28, 2008.

During September 2008 the Company raised sufficient senior and subordinated indebtedness to acquire 42 rental vehicles. Despite significant efforts to raise additional capital and/or indebtedness, it was unable to do so. Therefore, the Board of Directors made the decision to return the 42 vehicles to the senior secured lender, to curtail all business operations and to arrange for the return of all remaining collateral.

Item 5.02 – Departure of Directors or Certain Officers

As the result of the Company’s inability to raise additional financing, all the officers of the Company (William N. Plamondon III, Chairman and CEO/CFO, Erin Davis, Corporate Secretary, and Paul Christensen, Vice President) resigned their positions. No replacements have been  named.

In addition, Peter Sperling, Director, also resigned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EV TRANSPORTATION, INC.

Dated: December 9, 2008	By: /s/ William N. Plamondon
William N. Plamondon Director

Dated: December 9, 2008	By: /s/ Jeffrey Pink
Jeffrey Pink Director
Dated: December 9, 2008	Dennis McGrath
Dennis McGrath Director

Dated: December 9, 2008	By: /s/ Larry Kopald
Larry Kopald Director